Exhibit 99.2

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Amendment is made as of the 2nd day of January, 2004, by and among IPARTY RETAIL STORES CORP. (“iParty Retail”), a Delaware corporation, and IPARTY CORP. (“iParty Corp.”), a Delaware corporation, (iParty Retail and iParty Corp. may be collectively referred to as the “Borrowers”), each with its principal offices located at 270 Bridge Street, Dedham, Massachusetts 02026 and WELLS FARGO RETAIL FINANCE II, LLC, a Delaware limited liability company (the “Lender”).

Recitals

The Borrowers and the Lender have entered into a Loan and Security Agreement dated as of August 23, 2000, as amended by the First Amendment to Loan and Security Agreement dated as of May 23, 2002, as further amended through the date hereof (the “Loan Agreement”).

The Borrowers may request certain advances from the Lender from time to time pursuant to the Loan Agreement and the Borrowers may request that certain letters of credit be issued for their account under the Loan Agreement, and the Lender, subject to the terms and conditions of the Loan Agreement, shall make loans to the Borrowers or issue or cause to be issued letters of credit for Borrowers’ account.  The Lender may demand repayment of the loans pursuant to the terms of the Loan Agreement.

The loan advances and financial accommodations under the Loan Agreement are evidenced by the Master Note executed and delivered by the Borrowers dated as of May 23, 2002, in the maximum principal amount of Seven Million Five Hundred Thousand ($7,500,000) Dollars and payable to the order of the Lender (the “Note”).

All indebtedness of the Borrowers to the Lender is secured pursuant to the terms of the Loan Agreement and all other related security documents (collectively, the “Security Documents”) and is guaranteed pursuant to the unconditional guarantees of the Guarantors defined therein (the “Guarantor”).

The Borrowers have requested that certain amendments be made to the Loan Agreement, including, without limitation, the extension of the Maturity Date and the granting to Borrower of an option to increase the Credit Limit up to Twelve Million Five Hundred Thousand ($12,500,000) Dollars, which amendments the Lender is willing to make, but only pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.             Terms used in this Amendment which are defined in the Loan Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.             On or after the date of this Amendment, but in any event no later than January 31, 2006, at Borrowers’ option, to be exercised in writing and received by Lender at least fifteen (15) days in advance of the effective date of any requested increase, and in any event no later than January 15, 2006, or the next Banking Day thereafter if January 15, 2006 is not a Banking Day, and subject to the conditions (a) of payment of a fee in an amount equal to the result (expressed in Dollars) of one quarter of one (0.25%) percent times the amount of the minimum required increase in the Credit Limit requested  (i.e.,  $6,250 per $2,500,000 requested), (b) that there is not then in existence any default or Event of Default which has not been expressly waived in writing by the Lender, and (c) that Borrowers are then in compliance with all terms of the Loan Agreement, including, without limitation, any Minimum Excess Availability covenant, the Credit Limit may be increased by increments of not less than Two Million Five Hundred Thousand ($2,500,000) Dollars, up to a maximum amount of Twelve Million Five Hundred Thousand ($12,500,000) Dollars.

3.             The Loan Agreement is otherwise hereby amended as follows:

(a)           The definition of “Average Unused Portion of the Credit Limit” is hereby stricken in its entirety and the following new definition of “Average Unused Portion of the Credit Limit” substituted therefor:

“‘Average Unused Portion of the Credit Limit’: Means, as of any date of determination, (a) the Credit Limit, or if applicable, the Adjusted Credit Limit, minus (b) the sum of (i) the average daily balance of advances that were outstanding during the immediately preceding month, plus, (ii) the average daily balance of the undrawn L/C’s outstanding during the immediately preceding month.”

(b)           The definition of “Availability” is hereby stricken in its entirety and the following new definition of “Availability” substituted therefor:

““Availability”: Means at any time of determination an amount equal to the lesser of the Borrowing Base and the Credit Limit in either case, minus (i) the then unpaid principal balance of the Loan Account, minus (ii) the then aggregate of such Reserves (other than Inventory Reserves) as may have been established by Lender, minus (iii) one hundred (100%) percent of the then outstanding Stated Amount of all L/C’s plus all freight and duty charges applicable thereto, plus (iv) the product of a percentage equal to the difference between one hundred (100%) percent and the then applicable Advance Rate times the then outstanding Stated Amount of all Documentary L/C’s with an expiration of thirty (30) days or less from the original date of issuance.”

(c)           The definition of “Availability Reserves” is hereby amended by adding the following section (h):

“(h)  The Minimum Availability Block.”

(d)           The definition of “Borrowing Base” is hereby stricken in its entirety and the following new definition of “Borrowing Base” substituted therefor:

“‘Borrowing Base’:  Means the sum of

(A)                              the lesser of (i) or (ii), where

x.     During the period commencing on October 1 and ending on June 30 of any calendar year during the term hereof (i) is the result (expressed in Dollars) of seventy (70%) percent times the aggregate value of Acceptable Inventory at Cost, and (ii) is the result (expressed in Dollars) of eighty-five (85%) percent times the then applicable Net Retail Liquidation Value; or

y.     during the period commencing on July 1 and ending on September 30 of any calendar year during the term hereof  (i) is the result (expressed in Dollars) of seventy-five (75%) percent times the aggregate value of Acceptable Inventory at Cost, and (ii) is the result (expressed in Dollars) of ninety (90%) percent times the then applicable Net Retail Liquidation Value; plus

(B)           the lesser of (i) or (ii) where (i) is the result (expressed in Dollars) of eighty-five  (85%) percent times the aggregate value of Eligible Credit Card Receivables and (ii) is Two Million ($2,000,000) Dollars.”

(e)           The definition of “Documentary L/C” is hereby stricken in its entirety and the following new definition of “Documentary L/C” substituted therefor:

“‘Documentary L/C’: Means an issued and outstanding L/C (a)  issued to facilitate the purchase by the applicable Borrower of Acceptable Inventory, (b)  in form and substance reasonably acceptable to Lender, and (c) that is only drawable by the beneficiary thereof by the presentation of, among other documents, either (i) a negotiable bill of lading that is consigned to Lender  (either directly or by means of endorsements) or is otherwise subject to the control of Lender in form and substance reasonably acceptable to Lender, and that was issued by the carrier respecting the subject Acceptable Inventory, or (ii) a negotiable cargo receipt that is consigned to Lender (either directly or by means of endorsements) or is otherwise subject to the control of Lender in form and substance reasonably acceptable to Lender, and that was issued by a consolidator respecting the subject Acceptable Inventory; provided, however, that, in the latter case, no bill of lading shall have been issued by the carrier (other than a bill of lading consigned to the consolidator or to Lender).”

(f)            The definition of “Executive Officer” is hereby amended by striking the words “Donald Rinaldi” and substituting the words “Dorice Dionne” in place thereof.

(g)           The definition of “Inventory Reserves” is hereby stricken in its entirety and the following new definition of “Inventory Reserves” substituted therefor:

“‘Inventory Reserves’:  Means such reserves as Lender determines from time to time in its discretion as being appropriate to reflect the impediments to Lender’s ability to realize upon the Collateral.  Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on goods which are defective, damaged, or prepared for return to vendor.”

(h)           The definition of “Maturity Date” is hereby stricken in its entirety and the following new definition of “Maturity Date” substituted therefor:

“‘Maturity Date’: January 2, 2007.”

(i)            The definition of Net Retail Liquidation Value is hereby stricken in its entirety and the following new definition of “Net Retail Liquidation Value” substituted therefor:

“‘Net Retail Liquidation Value’:  Means, at any date of determination, the result (expressed in Dollars) of the Net Liquidation Percentage times the Cost value of Acceptable Inventory as of such date.”

(j)            The following definitions are added to Exhibit 3 of the Loan Agreement:

“‘Adjusted Credit Limit’: Means the Credit Limit increased to Ten Million ($10,000,000) Dollars or Twelve Million Five Hundred Thousand ($12,500,000) Dollars as the case may be, to the extent permitted and in accordance with paragraph 1 of this Second Amendment.

‘Capital Expenditures’:  Means, for any period of determination, the sum (without duplication) of capital expenditures and payments under Capital Leases and other expenditures that are or should be treated as capital expenditures under GAAP, for such period determined in accordance with GAAP.

‘Eligible Credit Card Receivables’:  Means Accounts due to Borrower on a non-recourse basis from Visa, MasterCard, American Express Co., Discover card or other major Credit Card Processor reasonably acceptable to Lender (and if due on account of any private label credit card program, Accounts which are deemed eligible in Lender’s discretion), which Accounts arise in the ordinary course of business from the sale of Inventory to purchasers and which have been fully earned by performance and are reflected in the most recent Borrowing Base Certificate delivered by Borrower to Lender and on other information available to Lender, Lender shall in its discretion determine which Accounts are “eligible” and shall not include, without limitation, Accounts owed by Credit Card Processors which:

(i)                                     do not arise from the sale of goods or the performance of services by Borrower in the ordinary course of its business;

(ii)                                  upon which Borrowers’ right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or as to which Borrowers are not able to bring suit or otherwise enforce its remedies against Credit Card Processors through the judicial process;

(iii)                               with respect to which any Credit Card Processor, other than Visa, MasterCard, American Express and Discover, has not signed a written acknowledgment and consent in accordance with Section 7-2(b) hereof;

(iv)                              is the subject of any defense, counterclaim, setoff or dispute is asserted as to such Account;

(v)                                 that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the valid holder of the subject credit card;

(vi)                              that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(A)                              the Account is not paid within three (3) Banking Days past the date of the sale of Inventory which creates the Account;

(B)                                the Credit Card Processor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(C)                                a petition is filed by or against any Credit Card Processor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(vii)                           as to which there is any Encumbrance other than Lender’s Encumbrance, or Lender’s Encumbrance thereon is not a first priority perfected lien;

(viii)                        as to which any of the representations or warranties in the Loan Documents is untrue;

(ix)                                to the extent such Account exceeds any credit limit established by Lender, in its discretion

(x)                                   that is payable in any currency other than Dollars.

“Minimum Availability Block”: Means an amount expressed in Dollars equal to at least five (5.0%) percent of the Credit Limit (namely $375,000), or if applicable, five (5.0%) percent of any Adjusted Credit Limit (namely, $500,000 or $625,000 as the case may be).

‘Net Liquidation Percentage’:  Means, at any date of determination, the percentage of the Cost value of Borrowers’ Acceptable Inventory that is estimated to be recoverable in an orderly liquidation of such Acceptable Inventory, net of liquidation expenses, such percentage to be as determined from time to time by Lender in its discretion or by a qualified appraisal company selected by Lender.”

(k)           Section 1-8(a) is stricken in its entirety and the following new Section 1-8(a) substituted therefor:

“(a)         The unpaid principal balance of the Loan Account shall bear interest, until repaid (calculated based upon a 360-day year and actual days elapsed), at the aggregate of Base plus one half of one (0.5%) percent but in no event in excess of the maximum rate permitted by applicable law.”

(l)            Section 1-9(a) is stricken in its entirety and the following new Section 1-9(a) substituted therefor:

“(a)         Annual Facility Fee.  Intentionally deleted.”

(m)          Section 1-9(b) is stricken in its entirety and the following new Section 1-9(b) substituted therefor:

“(b)         Collateral Monitoring Fees.  On the execution date hereof and on the first day of each month thereafter during the term hereof, a collateral monitoring fee in the amount of Two Thousand ($2,000) Dollars”

provided, that the Collateral Monitoring Fee shall be pro-rated for the month of December 2003 to reflect the Collateral Monitoring Fee accrued under the Loan Agreement prior to the date hereof.

(n)           Section 1-9(c) is stricken in its entirety and the following new Section 1-9(c) substituted therefor:

“(c)         Unused Line Fee.  On the first day of each month during the term of this Agreement, an “Unused Line Fee” in an amount equal to one quarter of one (0.25%) percent of the Average Unused Portion of the Credit Limit.”

(o)           Section 1-11(a) is stricken in its entirety and the following new Section 1-11(a) substituted therefor:

“(a)         On the first day of each month during the term hereof, Borrower shall pay to Lender the amount (in Dollars) that is equal to the result of one (1.0%) percent per annum times the aggregate Stated Amount of all L/C’s outstanding at any time during the previous month.”

(p)           Section 5-22(c) is amended by striking “Except for the hiring of a president and/or a general manager,” and substituting “Except for the renewal of existing Executive Agreements and/or the replacement of Executive Officers that are currently subject to any Executive Agreement,” in place thereof.

(q)           Section 9-6 (a)(ii) is amended to change the word “Paragon” to “Lender.”

(r)            Section 12-1 is amended to reflect a change in the Lender’s and each Borrower’s notice address to read as follows:

If to the Lender:	Wells Fargo Retail Finance II, LLC
One Boston Place, 18th Floor
Boston, MA 02108

Attention:  Lynn S. Whitmore, Vice President

Phone: (617) 854-7225
Fax: (617) 523-4032

With a copy to:	Ruberto, Israel & Weiner, P.C.
100 North Washington Street
Boston, Massachusetts 02114
Attention: Michael J. Ruberto, Esq.
Tel: (617) 742-4200
Fax: (617) 742-2355

If to Borrower:	iParty Corp.
270 Bridge Street, Suite 301
Dedham, MA 02026
Attention: Patrick Farrell, President
Tel: (781) 329-3952
Fax: (781) 326-7143

With a copy to:

Posternak Blankstein & Lund LLP

Prudential Tower
800 Boylston Street
Boston, MA 02199
Attention: John F. Cohan, Esq.
Tel: (617) 973-6292
Fax: (617) 722-4913

(s)  Sections 13-1 and 13-3 are hereby stricken in their entirety and the following new Sections 13-1 and 13-3 substituted therefor:

“13.1.      Termination of Revolving Credit.  This Agreement is, and is intended to be, a continuing agreement and shall remain in full force and effect for an initial term ending on the Maturity Date.  Lender may terminate this Agreement immediately and without notice upon the occurrence of an Event of Default.  Notwithstanding the foregoing or anything in this Agreement or elsewhere to the contrary, the security interest, Lender’s rights and remedies hereunder and Borrower’s obligations and liabilities hereunder shall survive any termination of this Agreement and shall remain in full force and effect until all of the Liabilities outstanding, or contracted or committed for (whether or not outstanding), and any extensions thereof,  together with interest accruing thereon after such notice, shall be finally and irrevocably paid in full.  No Collateral shall be released or financing statement terminated until such final and irrevocable payment in full of the Liabilities, as described in the preceding sentence.

13.3.        Prepayment Premium.  If Borrower pays in full all or substantially all of the Liabilities prior to the end of the initial term of this Agreement, other than temporarily from funds internally generated in the ordinary course of business or through an infusion of capital of, or into, iParty Corp. (provided this Agreement is not terminated as a consequence of such payment or infusion or otherwise), at the time of such payment Borrower shall also pay to Lender a  “Prepayment Premium” in an amount equal to: (i) one and one half (1.50%) percent of the Credit Limit or, if applicable, the Adjusted Credit Limit, if paid on or before January 2, 2005, and (ii) one (1.0%) percent of the of the Credit Limit or, if applicable, the Adjusted Credit Limit, if paid after January 2, 2005 and on or before January 2, 2006; and (ii) one half of one (0.50%) percent of the of the Credit Limit or, if applicable, the Adjusted Credit Limit, if paid after January 2, 2006 and before the Maturity Date.  Any payment of the Liabilities following an acceleration by Lender of the Liabilities pursuant to Article 10 hereof, shall be for purposes of this section deemed to be a prepayment requiring Borrower to pay the aforementioned Prepayment Premium.  Such Prepayment Premium shall be paid to Lender as additional consideration, and in view of the impracticality and extreme difficulty of ascertaining the actual amount of damages to the Lender or profits lost by the Lender as a result of such early termination and by mutual agreement of the parties as to a reasonable estimation and calculation of the Lender’s lost profits or damages, as liquidated damages for the loss of the bargain by Lender and not as a penalty.”

(t)  Exhibits 5-2 (Related Entities), 5-3 (Trade Names), 5-4 (Locations), 5-5 (Encumbrances and Liens), 5-6 (Indebtedness), 5-7 (Insurance Policies), 5-9 (Leases), 5-12 (Taxes), 7-1 (Demand Deposit Accounts), 7-2 (Credit Card Arrangements), 9-4 (Borrowing Base Certificate), 9-R (Reporting), 9-10 (Business Plan) and 9-11 (Covenants) to the Loan Agreement are hereby stricken in their entirety and the following new Exhibits 5-2, 5-3, 5-4, 5-5, 5-6, 5-7, 5-9, 5-12, 7-1, 7-2, 9-4, 9-R, 9-10 and 9-11 attached hereto substituted therefor.

4.             This Amendment shall be effective upon receipt by the Lender of an executed original hereof, together with each of the following:

(a)           The replacement note substantially in the form of Exhibit A hereto, duly executed on behalf of the Borrowers (the “Replacement Note”);

(b)           A closing fee in the amount of Twenty-Two Thousand Five Hundred ($22,500) Dollars;

(c)           Payment in full of Lender’s reasonable costs and expenses incurred in connection herewith including reasonable attorney’s fees and expenses not to exceed Fifteen Thousand ($15,000) Dollars.

5.             In addition to the forgoing, Borrowers shall pay a one-time fee of Three Thousand ($3,000) Dollars plus reasonable out of pocket expenses in connection with the establishment of electronic reporting systems.

6.             Except as explicitly amended by this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

7.             Each of the Borrowers hereby represents and warrants to the Lender as follows:

(a)           Each of the Borrowers has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrowers and constitutes the legal, valid and binding obligations of the Borrowers, enforceable in accordance with its terms.

(b)           The execution, delivery and performance by the Borrowers of this Amendment have been duly authorized by all necessary action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to any of the Borrowers, or the articles of incorporation or by-laws of the Borrowers, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any of the Borrowers is a party or by which any of them or their properties may be bound or affected.

(c)           Except as set forth on “Schedule 7(c)” hereto, all of the representations and warranties contained in Article V of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date.

8.             All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby.  Any and all references in the Security Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

9.             The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any default or Event of Default under the Loan Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

10.           The Borrowers hereby absolutely and unconditionally release and forever discharge the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, and related to the Loan Agreement or Security Documents which the Borrowers have had, now have or have made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

11.           The Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel.  Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender in an amount not to exceed Fifteen Thousand ($15,000) Dollars for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.  The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

12.           This Amendment has been prepared through the joint efforts of all the parties.  Neither its provisions nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party’s counsel was the draftsman of this Amendment.  Each of the parties declares that such party has carefully read this Amendment and the agreements, documents and instruments being entered into in connection herewith and that such party knows the contents thereof and signs the same freely and voluntarily.  The parties hereto acknowledge that they have been represented in negotiations for and preparation of this Amendment and the agreements, documents and instrument being entered into in connection herewith by legal counsel of their own choosing, and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

13.           The Lender and the Borrowers further agree that this Amendment and the Loan Agreement and all documents which have been or may be hereinafter furnished by the Borrower to the Lender may be reproduced by the Lender by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

14.           This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by facsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.  The foregoing shall apply to each other Loan Document hereof mutatis mutandis.

[SIGNATURES PAGES TO FOLLOW]

Signature of Borrowers to Second Amendment to Loan and Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER

IPARTY RETAIL STORES CORP.

By:	/s/ Sal Perisano
Sal Perisano, CEO

BORROWER

IPARTY CORP.

By:	/s/ Sal Perisano
Sal Perisano, CEO

Signature of Lender to Second Amendment to Loan and Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

LENDER

WELLS FARGO RETAIL FINANCE II, LLC

By:	/s/ Lynn S. Whitmore
Lynn S. Whitmore, Vice President